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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------


                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): January 26, 1999



                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)



       DELAWARE                      1-13461                  76-0506313
(State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                         Identification Number)


        950 ECHO LANE, SUITE 350
            HOUSTON, TEXAS                                      77024
(Address of principal executive offices)                      (Zip Code)





       Registrant's telephone number, including area code: (713) 467-6268



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ITEM 5.  OTHER EVENTS

         On January 26, 1999, Group 1 Automotive, Inc., a Delaware corporation (the "Company"), announced that it has agreed to acquire 16 dealership franchises in seven markets with aggregate revenues of $445 million in 1998. The total consideration for the dealerships is approximately $59 million in cash and 750,000 shares of Group 1 common stock. The acquisitions are subject to customary closing conditions, including approval of various manufacturers, government agencies and the completion of due diligence.

         On January 26, 1999, the Company issued a press release relating to the transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Description of Exhibit

     99.1 Press Release of Group 1 Automotive, Inc. dated January 26, 1999 reporting on the transactions.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 26, 1999

                           GROUP 1 AUTOMOTIVE, INC.


                           By:     /s/ SCOTT L. THOMPSON
                               -------------------------------------------------
                               Name:   Scott L. Thompson
                               Title:  Senior Vice President -- Chief Financial
                                       Officer and Treasurer


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                                  EXHIBIT INDEX


         EXHIBIT
         NUMBER                         DESCRIPTION
         ------                         -----------
          99.1      Press Release of Group 1 Automotive, Inc. dated December 26,
                    1999 reporting on the transactions.